Exhibit 99.2

SYSOREX GLOBAL HOLDINGS CORP.

INTRODUCTION TO PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Unaudited)

The Company entered into an Asset Purchase and Merger Agreement to acquire substantially all of the assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems (collectively referred hereafter as “Lilien”) effective as of March 1, 2013. Effective August 31, 2013, the Company entered into an Agreement and Plan of Merger to acquire 100% of the issued and outstanding common stock of Shoom, Inc. (“Shoom”). On December 20, 2013 the Company entered into an Agreement and Plan of Merger to acquire 100% of the capital stock of AirPatrol Corporation (“AirPatrol”) and expects to close the acquisition in 2014. The following unaudited pro forma financial information presents the consolidated results of operations of the Company, Lilien, Shoom and AirPatrol for the year ended December 31, 2013 as if the acquisitions had occurred on January 1, 2013. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma combined condensed financial statements.

Sysorex Global Holdings Corp., Lilien, Shoom and AirPatrol

Pro Forma Condensed Combined Balance Sheet

December 31, 2013

(Unaudited)

	Sysorex	Air Patrol
	2013	2013
	Balance	Balance			Consolidated
	Sheet	Sheet	Adj #1	Adj #2	Total
ASSETS
Current Assets
Cash	2,103,955	80,072	1,000,000	-	3,184,027
Marketable Securities	124,753	-	-	-	124,753
Accounts Receivable	9,581,041	208,470	-	-	9,789,511
Notes Receivable	1,130,000		(1,000,000)	-	130,000
Inventory	74,929	256,998	-	-	331,927
Prepaid Licenses & Main Contracts	6,120,261	-	-	-	6,120,261
Other Current Assets	453,012	239,003	-	-	692,015
Total Current Assets	19,587,951	784,543	-		20,372,494

Furniture, Fixtures, & Equipment	290,665	116,696	-	-	407,361
Other Assets	1,691,391	14,496	-	-	1,705,887
Prepaid Licenses & Main Contracts Non Current	4,268,010	-	-	-	4,268,010
Acquisition Intangibles	7,328,331	-	-	18,000,000	25,328,331
Goodwill	5,707,580	-	-	11,888,351	17,595,931
Total Assets	38,873,928	915,735	-	29,888,351	69,678,014

LIABILITIES
Accounts Payable	8,435,095	1,718,626	(1,285,705)	-	8,868,016
Accrued Expenses	3,841,552	1,239,375	(1,097,320)	-	3,983,607
Other Current Liabilities	882,488	676,133	(674,279)	-	884,342
Deferred Revenue	7,402,149	187,523	-	-	7,589,672
Notes Payable	723,042	4,330,000	(4,330,000)	10,000,000	10,723,042
Revolving Line of Credit	5,697,590	-	-	-	5,697,590
Term Loan	458,337	-	-	-	458,337
Total Liabilities	27,440,253	8,151,657	(7,387,304)	10,000,000	38,204,606

Deferred Revenue, non-current	4,845,143	-	-	-	4,845,143
Term Loan, non-current	291,663	-	-	-	291,663
Other Non-current Liabilities	-	803,653	(763,920)	-	39,733

STOCKHOLDERS' EQUITY
Stockholders' Equity (Deficiency)	6,296,869	(8,039,575)	8,151,224	19,888,351	26,296,869

Total Liabilities and Stockholder's Equity	38,873,928	915,735	-	29,888,351	69,678,014

1)	Adjustments #1 and #2 reflect the AirPatrol entity to be acquired.

The purchase price of this acquisition is expected to be $30,000,000 consisting of a $10,000,000 cash payment, 4,000,000 shares of the Company's common stock deemed to have a initial deemed fair value of $10,000,000 (initial deemed fair value will be revalued at the fair value at the date of the transaction), and up to a maximum of $10,000,000 in earn out consideration to be paid 50% in cash and 50% in Sysorex common stock. The Company is assuming 100% of the earn out will be received, however, it will revalue the cash portion of this contingency at each reporting period with any changes going to the statement of operations until the contingent consideration arrangement is settled. These proformas also assume that the Company will not assume $8,151,224 of outstanding notes and accrued liabilities as of December 31, 2013. These liabilities will be retained and satisfied out of the consideration received in connection with the acquisition. $1,000,000 of the non-assumed liabilities is a note payable to the Company. This note will repaid in connection with the acquisition and is, therefore, reflected in Adjustment #1 as a reduction in notes receivable by the Company and an increase to cash.

The below table details the projected split of the purchase price between goodwill and identifiable intangibles.  We expect the purchase price to be allocated to the following intangible classes: Developed technology, Patents, Customer relationships,  Distribution Agreements and Trademarks and Trade Names that will be amortized over 7 years.

The goodwill resulting from this acquistion is due to the opportunity to get into the location based services segment and the opportunities it brings; the acquisition of AirPatrol validates Sysorex’ stated strategy to shift from a services only company to a technology and services company. The AirPatrol acquisition also enters Sysorex into what we believe is a fast growing market and will lead to synergies with Sysorex. AirPatrol provides Sysorex with products and technology that it owns that it can now sell through its other subsidiaries (Lilien, Shoom and Sysorex Government Services) to their existing and new customers.

We expect the purchase price to be allocated as follows:

Assets Acquired:
Cash	$80,072
Accounts receivable	208,470
Inventory	256,998
Other current assets	239,003
Property and equipment	116,696
Other assets	14,496
Developed technology– Intangible amortized over 7 years	7,200,000
Patents– Intangible amortized over 7 years	4,500,000
Customer relationships– Intangible amortized over 7 years	1,800,000
Distribution agreements– Intangible amortized over 7 years	1,800,000
Trade name/trademarks– Intangible amortized over 7 years	2,700,000
Goodwill	11,888,351
30,804,086
Liabilities Assumed:
Accounts payable	432,921
Accrued expenses	142,055
Other current liabilities	1,854
Deferred revenue	187,523
Non-current liabilities	39,733
804,086
Purchase Price	$30,000,000

**	This is a preliminary valuation to be adjusted at the time of closing.

2)

Acquisition of Lilien The purchase price of this acquisition aggregated $9,000,000 and consisted of cash of $3,000,000, and 6,000,000 shares of the Company's common stock deemed to have a fair value of $6,000,000.

The purchase price was allocated as follows and is included in the Sysorex 2013 balance sheet above.

Assets Acquired :
Cash	$1,112,485
Receivables	4,870,471
Inventory	55,410
Other current assets	852,759
Prepaid licenses/contracts	9,146,954
Property and equipment	254,638
Trade name/trademarks – Intangible amortized over 7 years	3,250,000
Customer relationships – Intangible amortized over 7 years	2,130,000
Goodwill	4,544,053
26,216,770
Liabilities Assumed :
Accounts payable	5,094,390
Accrued expenses	970,139
Deferred revenue	11,152,241
17,216,770
Purchase Price	$9,000,000

3)

Acquisition of Shoom.  The purchase price of this acquisition aggregated $8,107,000 and consisted of cash to be paid of $2,500,000, and 2,762,000 shares of the Company's common stock deemed to have a fair value of $5,607,000.

The purchase price was allocated as follows and is included in the Sysorex 2013 balance sheet above.

Assets Acquired :
Cash	$3,669,000
Marketable securities	605,000
Receivables	141,000
Other assets	178,000
Property and equipment	29,000
Trade name/trademarks– Intangible amortized over 7 years	120,000
Customer relationships – Intangible amortized over 7 years	1,270,000
Developed technology – Intangible amortized over 4 years	1,380,000
Goodwill	1,164,000
8,556,000
Liabilities Assumed :
Accounts payable	69,000
Other current liabilities	380,000
449,000
Purchase Price	$8,107,000

Sysorex Global Holdings Corp., Lilien, Shoom and AirPatrol

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

		Lilien	Shoom	AirPatrol		Adj #2		Adj #4
	Sysorex	Jan 1 -	Jan 1 -	Jan 1 -	Adj #1	Issue	Adj #3	Acquisition
	Global	Feb 28,	Aug 31,	December 31,	Interest	Shares	Amort	Expenses	Pro
	Consolidated	2013	2013	2013	(Note 1)	(Note 2)	(Note 3)	(Note 4)	Forma

Revenues	50,571,557	5,193,668	2,656,892	1,362,572					59,784,689

Cost of revenues	38,317,246	3,884,004	584,982	313,463					43,099,695

Gross profit	12,254,311	1,309,664	2,071,910	1,049,109					16,684,994

SG&A	16,170,215	1,958,157	1,358,889	3,749,461			3,061,909	(1,813,273)	24,485,358

Income (loss) from operations	(3,915,904)	(648,493)	713,021	(2,700,352)					(7,800,364)

Other income (expense)	(619,558)		(8,664)	(1,055,334)	(36,531)				(1,720,087)

Income (loss) before taxes	(4,535,462)	(648,493)	704,357	(3,755,686)					(9,520,451)

Provision for income taxes	0	0	111,611	0					111,611

Net income	(4,535,462)	(648,493)	592,746	(3,755,686)					(9,632,062)

Net income (loss) attributable to non-controlling interests	(272,058)	0	0	0					(272,058)

Net income (loss) attributable to shareholders of SGH	(4,263,404)	(648,493)	592,746	(3,755,686)					(9,360,004)

Dividends	0	0	0	0					0

Net income (loss) attributable to common shareholders	(4,263,404)	(648,493)	592,746	(3,755,686)					(9,360,004)

Weighted average shares o/s -
Basic and diluted	24,575,556					7,102,474			31,678,030

Net income (loss) per share -
Basic and diluted	(0.17)								(0.30)

Notes:

1)	$4,175,000 line of credit outstanding starting January 1, 2013 at interest at 5.25% - additional 2 months
2)	Issuance of additional shares due to Lilien, Shoom and AirPatrol Acquisitions on a weighted average basis
3)	Amortization of intangibles to include the following:

	Lilien	Shoom	AirPatrol
Tradename/trademarks - 7 year	3,250,000	120,000	2,700,000
Customer relationships - 7 year	2,130,000	1,270,000	1,800,000
Developed technology - 4 year	0	1,380,000	0
Developed technology - 7 year	0	0	7,200,000
Patents - 7 year	0	0	4,500,000
Distribution agreements - 7 year	0	0	1,800,000
Total Intangibles	5,380,000	2,770,000	18,000,000

The incremental amortization pertains to two months for Lilien, eight months for Shoom and 12 months for AirPatrol of $128,096, $362,384 and $2,571,429, respectively.

4)	Expenses directly associated with the acquisitions incurred and expensed during the year ended December 31, 2013; removed for proforma

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